UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2010

Newmont Mining Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted. Section 1503(b)(1) of the Act requires a Current Report on Form 8-K if a company is issued an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (an “Order”) by the federal Mine Safety and Health Administration.

On August 28, 2010, Newmont USA Limited (the “Company”), a wholly owned subsidiary of Newmont Mining Corporation, received an Order stating that an employee at the Twin Creek Mine was observed accessing a piece of mine equipment while carrying a lunch box. The employee attached the box to his body without incident, which immediately terminated the Order. On the same day, the Company received an additional Order stating that an employee was observed on the hand-railed decking of a large front-end loader without fall protective devices while maneuvering the loader around maintenance shop facilities. The loader was stopped and the employee immediately exited without incident, which terminated the Order.

The conditions cited in the Orders referred to above did not result in accidents or injury and had no material adverse impact on the Company’s operations at the Twin Creek Mine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Jeffrey K. Reeser
Name: Jeffrey K. Reeser
Title: Vice President and Secretary

Dated: September 1, 2010

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